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                                                                   Exhibit 23.4


                  Consent of Independent Petroleum Engineers


        We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Apache Corporation of our Firm's name and our Firm's report on the proved oil and gas reserve quantities of Aquila Energy Resources Corporation, as of December 31, 1994, and to the incorporation by reference of our Firm's name and report into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253, 33-53129 and 33-62177), Form S-4 (33-61669) and Form S-8 (Nos. 33-53442, 33-37402, 33-31407, 33-59721
and 33-59723).





                                          Netherland, Sewell & Associates, Inc.




                                          By: /s/ DANNY D. SIMMONS
                                             ----------------------------------
                                                Danny D. Simmons
                                                Senior Vice President


Houston, Texas
September 6, 1995